UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 13, 2026

Banzai International, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39826	85-3118980
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

435 Ericksen Ave, Suite 250 Bainbridge Island, Washington	98110
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (206) 414-1777

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	PARA	The Nasdaq Capital Market

Redeemable Warrants, each whole warrant exercisable for one share of Class A common stock at an exercise price of $115,000.00	PARAW	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Banzai International, Inc. (the “Company”) previously reported that it entered into a securities purchase agreement (the “Purchase Agreement”) on June 27, 2025, with an institutional investor (the “Buyer”) for the issuance and sale in a private placement (the “Offering”) of senior secured convertible notes of the Company, of up to an aggregate original principal amount of $11,000,000 which shall be convertible into shares of common stock, par value $0.0001, of the Company (the “Common Stock”) (the shares of Common Stock issuable pursuant to the terms of the convertible notes, including, without limitation, upon conversion or otherwise, collectively, the “Conversion Shares”), in accordance with the terms of the Purchase Agreement. The Buyer purchased (i) an Initial Note in the aggregate original principal amount of $2,200,000 (the “Initial Notes”) and (ii) a warrant to acquire up to 161,100 shares of Common Stock, as adjusted (the “Initial Buyer Warrants”) (as exercised, collectively, the “Warrant Shares”). In connection with the Offering, the Company has also entered into a letter agreement dated April 30, 2025 (the “Letter Agreement”) with Rodman & Renshaw LLC as the exclusive financial advisor (the “Financial Advisor”) pursuant to which the Company has agreed to issue financial advisor warrants to purchase up to an aggregate of 63,638 shares of Common Stock, as adjusted (the “Financial Advisor Warrants”, together with the Buyer Warrants, the “Warrants”). The Offering closed on June 30, 2025 (the “Initial Closing Date” or “Initial Closing”). Capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Purchase Agreement.

On August 19, 2025, the parties held an additional closing pursuant to the terms of the Purchase Agreement (the “August Closing”). The Company issued an additional note in the original principal amount of $2,200,000, with a current conversion price equal to $2.75 per share, as adjusted, and an issuance date of August 19, 2025 (the “August Note”), and additional warrants to purchase up to 160,001 shares of Common Stock, as adjusted, at a current exercise price equal to $2.75 per share, as adjusted (the “August Warrants”), in the August Closing. The August Note matures on August 19, 2026. Other than the maturity date and the conversion and exercise price of the August Note and August Warrants, respectively, the August Note and August Warrants have the same terms as those issued on the Initial Closing Date.

On October 8, 2025, the parties held an additional closing pursuant to the terms of the Purchase Agreement (the “October Closing”). The Company issued an additional note in the original principal amount of $2,500,000, with a current conversion price equal to $2.75 per share, as adjusted, and issuance date of October 8, 2025 (the “October Note”), and additional warrants to purchase up to 181,819 shares of Common Stock, as adjusted, at a current exercise price equal to $2.75 per share, as adjusted (the “October Warrants”), in the October Closing. The October Note matures on October 8, 2026. Other than the maturity date and the conversion and exercise price of the October Note and October Warrants, respectively, the October Note and October Warrants have the same terms as those issued on the August Closing and the Initial Closing Date.

On February 13, 2026, the parties held an additional closing pursuant to the terms of the Purchase Agreement (the “February Closing”). The Company issued an additional note in the original principal amount of $2,333,333.33, with an initial conversion price equal to $2.75 per share and issuance date of February 13, 2026 (the “February Note”, together with the October Note, the August Note, and the Initial Note, are collectively referred to herein as the “Notes”), and additional warrants to purchase up to 169,689 shares of Common Stock, at an initial exercise price equal to $2.75 per share (the “February Warrants”), in the February Closing. The February Note matures on February 13, 2027. Other than the maturity date and the conversion and exercise price of the February Note and February Warrants, respectively, the February Note and February Warrants have the same terms as those issued on the October Closing, the August Closing, and the Initial Closing Date.

On August 12, 2026, the parties held an additional closing pursuant to the terms of the Purchase Agreement (the “August 2026 Closing”). The Company issued an additional note in the original principal amount of $1,099,989.00, with an initial conversion price equal to $1.96 per share and issuance date of August 12, 2026 (the “August 2026 Note”, together with the February Note, October Note, the August Note, and the Initial Note, are collectively referred to herein as the “Notes”), and additional warrants to purchase up to 112,531 shares of Common Stock, at an initial exercise price equal to $1.96 per share (the “August 2026 Warrants”, together with the February Warrants, October Warrants, the August Warrants, and the Initial Buyer Warrants, are collectively referred to herein as the “Buyer Warrants”), in the August 2026 Closing. The August 2026 Note matures on August 12, 2027. Other than the maturity date and the conversion and exercise price of the August 2026 Note and August 2026 Warrants, respectively, the August 2026 Note and August 2026 Warrants have the same terms as those issued on the February Closing, the October Closing, the August Closing, and the Initial Closing Date.

The August 2026 Note was issued with an original issue discount of 10.0% (the “OID”), as were the other Notes issued in the February Closing, the October Closing, the August Closing, and the Initial Closing Date and accrue interest at a rate of 10.0% per annum. The Notes mature 12 months from the date of issuance (the “Maturity Date”), unless extended pursuant to the terms thereof. The Notes are convertible (in whole or in part) at any time prior to the Maturity Date into the number of shares of Common Stock equal to quotient of the Conversion Amount divided by (y) the Conversion Price (the “Conversion Rate”). At no time may the Buyer hold more than 4.99% (or up to 9.99% at the election of the Buyers pursuant to the Notes) of the outstanding Common Stock. The conversion price of the August 2026 Note is subject to a floor price of $0.35.

In addition, if an Event of Default (as defined in the Notes) has occurred under the Notes, the Buyer may elect convert (each, an “Alternate Conversion”, and the date of such Alternate Conversion, each, an “Alternate Conversion Date”) all, or any part of, the Conversion Amount (such portion of the Conversion Amount subject to such Alternate Conversion, the “Alternate Conversion Amount”) into shares of Common Stock at a conversion rate equal to the quotient of (x) the product of (A) the Redemption Premium and (B) the Alternate Conversion Amount, divided by (y) the Alternate Conversion Price (the “Alternate Conversion Rate”). Upon the occurrence of an Event of Default, the Company is required to deliver written notice to the Buyer within one (1) business day (an “Event of Default Notice”). At any time after the earlier of (a) the Buyer’s receipt of an Event of Default Notice, and (b) the Buyer becoming aware of an Event of Default, the Buyer may require the Company to redeem all or any portion of the Notes at a 15% premium. Beginning the earlier to occur of (x) the Effective Date (as defined in the Registration Rights Agreement) of the initial Registration Statement filed pursuant to the Registration Rights Agreement and (y) August 1, 2025, and thereafter, the first Trading Day of the calendar month immediately following (each an “Installment Date”) until the Maturity Date, the Company shall repay the Buyer $183,333.33 towards the principal balance of the Notes, plus any then-accrued and unpaid interest in cash or, provided certain conditions are satisfied, shares of Common Stock, at the Company’s option (collectively, the “Installment Amount”). In connection with a “Change of Control”, the Buyer shall have the right to require the Company to redeem part or all of the Notes outstanding in cash, at the highest calculation of the Change of Control Redemption Price, each of which is outlined in their entirety within the Notes.

The Leak-Out Agreement that the Buyer entered in the Initial Closing remains effective. That agreement governs the sale of Company shares until the earlier to occur of (i) such date as the Buyer no longer holds any Notes, (ii) the date of any Redemption Notice (as defined in the Notes) of any Notes then outstanding, (iii) such date upon which any breach by the Company of any term of the Purchase Agreement occurs, regardless of whether such breach is subsequently cured and (iv) such date any Event of Default (as defined in the Notes) occurs, regardless of whether such Event of Default is subsequently cured (such period, the “Restricted Period”), with sale limitations tied to the Company’s daily trading volume, as detailed in the Leak-Out Agreement.

The August 2026 Warrants are to purchase up to 112,531 shares of Common Stock, at an exercise price of $1.96 per share. The Buyer Warrants are exercisable immediately upon issuance and have a term of exercise equal to three years from the date of issuance.

A holder of the Buyer Warrants may not exercise any portion of such holder’s Warrants to the extent that the holder, together with its affiliates, would beneficially own more than 4.99% (or, at the election of the holder, 9.99%) of the Company’s outstanding shares of Common Stock immediately after exercise, except that upon at least 61 days’ prior notice from the holder to the Company, the holder may increase the beneficial ownership limitation to up to 9.99% of the number of shares of Common Stock outstanding immediately after giving effect to the exercise. In the event of a Change of Control, holders of the Warrants will have the right to receive the Black Scholes Value of their Warrants calculated pursuant to a formula set forth in the Warrants, payable in cash.

All of the shares of Common Stock underlying the August 2026 Note and the August 2026 Warrants are registered in the registration statement on Form S-1 (File No. 333-296516). Accordingly, the initial net proceeds to the Company from the August 2026 Closing were approximately $1,000,000, after deducting financial advisory fees and estimated offering expenses payable by the Company. The Company intends to use the net proceeds received from the August 2026 Closing for general corporate purposes and working capital.

Rodman & Renshaw LLC (“Rodman”) acted as the Company’s exclusive financial advisor in connection with the August 2026 Closing, pursuant to that certain Letter Agreement, dated as of April 30, 2025, as amended, between the Company and Rodman. Pursuant to the Letter Agreement, the Company paid Rodman (i) a total cash fee equal to 7% of the aggregate gross proceeds of the August 2026 Closing (inclusive of the gross proceeds to be received from the exercise of any Buyer Warrants issued in the August 2026 Closing) and (ii) a management fee of 1.0% of the aggregate gross proceeds of the August 2026 Closing (inclusive of the gross proceeds to be received from the exercise of any Buyer Warrants issued in the August 2026 Closing). In addition, the Company issued to Rodman or its designees the Financial Advisor Warrants to purchase up to an aggregate of 63,062 shares of Common Stock at an exercise price equal to $2.45 per share, which represents 125% of the Offering price of the August 2026 Closing. The Financial Advisor Warrants have substantially the same terms as the August 2026 Warrants issued in the August 2026 Closing, are exercisable immediately upon issuance and have a term of exercise equal to five (5) years from the date of issuance.

Pursuant to the Purchase Agreement, the Company agreed not to issue any Notes (other than to the Buyers as contemplated hereby) without the prior written consent of the Required Holders (as defined in the Purchase Agreement), issue any other securities that would cause a breach or default under the Notes or the Warrants, or to file any other registration statement with the SEC (in each case, subject to certain exceptions) until after the effective date of the Registration Statement. The Company has also agreed not to effect any Variable Rate Transaction (as defined in the Purchase Agreement), other than a Permitted ATM (as defined in the Purchase Agreement) until the later of (x) the 180th calendar day after the August 2026 Closing (the “August 2026 Expiration Date”) and (y) such date as no Notes remain outstanding.

Unless otherwise noted herein, all of the terms of the previous closings apply to the August 2026 Closing.

The Letter Agreement and Purchase Agreement contain customary representations and warranties and agreements and obligations, conditions to closing and termination provisions. The foregoing descriptions of terms and conditions of the Purchase Agreement, the Notes, the Warrants, the Registration Rights Agreement, and the Leak-Out Agreement do not purport to be complete and are qualified in their entirety by the full text of the form of the Purchase Agreement, the Notes, the Warrant, form of the Registration Rights Agreement, and Leak-Out Agreement which are attached hereto as Exhibits 4.1, 4.2, 10.1, 10.2, and 10.3 respectively.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
4.1	Form of Senior Secured Convertible Note (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed on July 3, 2025)
4.2	Form of Warrant (incorporated by reference to Exhibit 4.2 to the Current Report on Form 8-K filed on July 3, 2025)
4.3	Form of August 2026 Note (Filed Herewith)
4.4	Form of August 2026 Warrant (Filed Herewith)
10.1	Form of Securities Purchase Agreement (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed on July 3, 2025)
10.2	Form of Registration Rights Agreement (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed on July 3, 2025)
10.3	Form of Leak-Out Agreement (incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K filed on July 3, 2025)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 13, 2026

BANZAI INTERNATIONAL, INC.

By:	/s/ Joseph Davy
Joseph Davy
Chief Executive Officer